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                                                                    Exhibit 21.1

                   SUBSIDIARIES OF RENAISSANCERE HOLDINGS LTD.

1. 100% of the issued and outstanding capital shares of Renaissance Reinsurance Ltd., a company organized under the laws of Bermuda, is owned by RenaissanceRe Holdings Ltd.

2. 100% of the issued and outstanding capital shares of Glencoe Insurance Ltd., a company organized under the laws of Bermuda, is owned by RenaissanceRe Holdings Ltd.

3. 100% of the issued and outstanding capital shares of DeSoto Insurance Company, a company organized under the laws of Florida, is owned by Glencoe Insurance Ltd.

4. 100% of the issued and outstanding capital shares of Renaissance Services Ltd., a company organized under the laws of Bermuda, is owned by RenaissanceRe Holdings Ltd.

5. 100% of the issued and outstanding capital shares of Renaissance U.S. Holdings, Inc., a corporation organized under the laws of Delaware, is owned by RenaissanceRe Holdings Ltd.

6. 100% of the issued and outstanding capital shares of Renaissance Investment Management Co. Ltd., a company organized under the laws of Bermuda, is owned by RenaissanceRe Holdings Ltd.

7. 100% of the issued and outstanding capital shares of Nobel Insurance Company, an insurance company organized under the laws of Texas, is owned by Renaissance U.S. Holdings Inc.

8. 100% of the issued and outstanding capital shares of DeSoto Prime Insurance Company, a company organized under the laws of Florida, is owned by Renaissance U.S. Holdings Inc..

9. 100% of the issued and outstanding capital shares of Nobel Service Corporation, a corporation organized under the laws of Texas, is owned by Nobel Insurance Company.

10. 100% of the issued and outstanding capital shares of Paget Insurance Agency, Inc., a corporation organized under the laws of Florida, is owned beneficially by Renaissance U.S. Holdings Inc.

11. 100% of the issued and outstanding capital shares of Pembroke Managing Agents, Inc., a corporation organized under the laws of Florida, is owned beneficially by Renaissance U.S. Holdings Inc.

12. 50% of the issued and outstanding capital shares of Top Layer Reinsurance Ltd., a company organized under the laws of Bermuda, is owned by Renaissance Reinsurance Ltd.

13. 99% of the issued and outstanding capital shares of Renaissance Reinsurance of Europe, a company organized under the laws of Ireland, is owned by Renaissance Reinsurance Ltd., with the remaining 1% owned by RenaissanceRe Holdings Ltd.

14. 100% of the Common Securities of RenaissanceRe Capital Trust, a Delaware statutory business trust, are owned by RenaissanceRe Holdings Ltd. Such Common Securities represent approximately 3% of the outstanding beneficial interests in the Trust, and 100% of the ordinary voting power.

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15.      100% of the issued and outstanding capital shares of Renaissance
         Underwriting Managers, Ltd., a company organized under the laws of Bermuda, is owned by RenaissanceRe Holdings Ltd.

16. 100% of the issued and outstanding capital shares of Wyndham Partners Consulting, Ltd., a Virginia corporation, is owned by Renaissance U.S. Holdings, Inc.